EXHIBIT 11.2

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE--BASIC FISCAL YEARS ENDED FEBRUARY 2, 2002, FEBRUARY 3, 2001 AND FEBRUARY 5, 2000 (in thousands except per share amounts)

                                                      2001         2000         1999
                                                    --------     --------     --------
                                                   (Restated)   (Restated)
Common shares outstanding
 at beginning of fiscal period                        17,886       17,791       17,730
Shares issued during
 the period - weighted average                           195           37           50
Less:  Treasury stock -
 weighted average                                    (10,240)      (9,967)      (8,111)
                                                    --------     --------     --------
Weighted average number
 of common and common
 equivalent shares                                     7,841        7,861        9,669
                                                    ========     ========     ========
Net earnings (loss) applicable to common shares:
      From continuing operations                    $  6,541     $ 14,859     $  3,197
      From cumulative effect
       of change in
       accounting principle                               --      (10,219)          --
      From discontinued
       operations                                         --       (4,110)      (6,429)
                                                    --------     --------     --------
Net earnings (loss)                                 $  6,541     $    530     $ (3,232)
                                                    ========     ========     ========
Earnings (loss) per common share:
      From continuing operations                    $   0.83     $   1.89     $   0.33
      From cumulative effect
       of change in
       accounting principle                               --        (1.30)          --
      From discontinued
       operations                                         --        (0.52)       (0.66)
                                                    --------     --------     --------
      Net earnings (loss)                           $   0.83     $    .07     $  (0.33)
                                                    ========     ========     ========